Exhibit 10.22

EIGHTH AMENDMENT (2008-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2002 (the “Plan”), the Plan is hereby amended, effective as January 1, 2008, as follows:

1.             The first sentence of Section 4.1(b)(i), Definitions – Grandfathered Participant, is restated to read as follows:

(i)                                     Grandfathered Participant.  A Participant in a salaried portion of the Plan who, as of December 31, 2006, is actively employed (including on short term disability or an authorized leave of absence) or on long term disability at a participating division or location of Amphenol Corporation or a Participating Employer and is either:

a.                                       age 50 or older, with 15 or more Years of Vesting Service; or

b.                                      has 25 or more Years of Vesting Service.

2.             Section 7.3, Form of Payment, is restated in its entirety to read as follows:

7.3.          Form of Payment.  The automatic form of retirement benefit, and any optional forms of benefits shall be determined by reference to the Exhibit corresponding to the Participant’s classification and status; provided, however, that in addition to such optional forms of benefits set forth in the applicable Exhibit, effective January 1, 2008, a Participant in any portion of the Plan may elect a joint & 75% survivor annuity, in accordance with the Qualified Optional Survivor Annuity rules of Internal Revenue Code § 417.

3.                                       The final paragraph of Section 16.23(a) and 16.23(b), Amphenol Salaried and Amphenol Hourly, Eligible Class, is amended in its entirety, to (a) clarify that Amphenol Steward Enterprises, Inc. is not a Participating Employer, and (b) eliminate references to entities and divisions that have been merged into other entities or divisions (Houston/Midland Connector, Inc., Steward Cable Repair Inc., Amphenol Phoenix Interconnect, Amphenol Assemble Tech (Florida) and Amphenol Precision Cable Manufacturing), to read as follows:

Without limitation, Sine Systems Corporation, Amphenol T&M Antennas, Inc., Amphenol Printed Circuit, Inc., Amphenol Connex Corporation, Amphenol PCD, Inc., Amphenol Antel, Inc., Amphenol Optimize Manufacturing Company, Fiber Systems International, Inc., SV Microwave Technologies, Inc., Amphenol Alden Products Company, and Amphenol Steward Enterprises,

Inc. are not Participating Employers, and Amphenol Aerospace Operations, Amphenol Assemble Tech, Amphenol TCS and Amphenol Nexus Technologies  are not participating divisions or locations of Amphenol Corporation.

4.                                       The final paragraph of Section (a) on the cover page to Exhibits A and B, Amphenol Salaried and Amphenol Hourly, Eligible Class, is amended in its entirety, to (a) clarify that Amphenol Steward Enterprises, Inc. is not a Participating Employer, and (b) eliminate references to entities and divisions that have been merged into other entities or divisions (Houston/Midland Connector, Inc., Steward Cable Repair Inc., Amphenol Phoenix Interconnect, Amphenol Assemble Tech (Florida) and Amphenol Precision Cable Manufacturing), to read as follows:

Without limitation, Sine Systems Corporation, Amphenol T&M Antennas, Inc., Amphenol Printed Circuit, Inc., Amphenol Connex Corporation, Amphenol PCD, Inc., Amphenol Antel, Inc., Amphenol Optimize Manufacturing Company, Fiber Systems International, Inc., SV Microwave Technologies, Inc., Amphenol Alden Products Company, and Amphenol Steward Enterprises, Inc. are not Participating Employers, and Amphenol Aerospace Operations, Amphenol Assemble Tech, Amphenol TCS and Amphenol Nexus Technologies are not participating divisions or locations of Amphenol Corporation.

AMPHENOL CORPORATION

DATED:	BY:
Jerome F. Monteith
Its: Vice President, Human Resources